EXHIBIT 99.1

Lakeland Bancorp Announces Date for Third Quarter Earnings and Conference Call

OAK RIDGE, N.J., Oct. 07, 2022 (GLOBE NEWSWIRE) -- Lakeland Bancorp, Inc. (NASDAQ: LBAI) (the “Company”) announced that it expects to report earnings for the third quarter ended September 30, 2022, on Thursday, October 27, 2022 at approximately 8:00 a.m. ET. A copy of the earnings release will be immediately available on its website.

The Company also announced that it will host an earnings conference call on Thursday, October 27, 2022 at 10:00 a.m. ET. The Company’s President and Chief Executive Officer Thomas Shara and Chief Financial Officer Thomas Splaine will host the call. The conference call toll-free dial-in number is (844) 200-6205 and the toll-free international dial-in number is (833) 950-0062. Participants should use access code 151729. Please dial in at least five minutes before the start of the call to register.

A replay of the conference call will be available beginning at approximately noon ET on Thursday, October 27, 2022, and ending on Thursday, November 3, 2022, by dialing 866-813-9403 or international dial-in number 226-828-7578, access code 659415. A transcript of the call will be available within approximately 48 hours on the Company’s website at https://investorrelations.lakelandbank.com.

About Lakeland Bancorp, Inc.

At June 30, 2022, Lakeland Bancorp, Inc. had approximately $10.37 billion in total assets. With an extensive branch network and commercial lending centers throughout New Jersey and Highland Mills, New York, Lakeland Bank, a wholly-owned subsidiary of the Company, offers business and retail banking products and services. Business services include commercial loans and lines of credit, commercial real estate loans, loans for healthcare services, asset-based lending, equipment financing, small business loans and lines and cash management services. Consumer services include online and mobile banking, home equity loans and lines, mortgage options and wealth management solutions. The Company is proud to be recognized as one of New Jersey's Best-In State Banks by Forbes and Statista, rated a 5-Star Bank by Bauer Financial and named one of New Jersey's 50 Fastest Growing Companies by NJBIZ. Visit LakelandBank.com or 973-697-6140 for more information.

Thomas F. Splaine
EVP & CFO